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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated January 21, 2000 on the 1999 consolidated financial statements of Western Holdings Bancorp and to all references to our Firm included in or made a part of this S-4 registration statement of Heritage Commerce Corp.

                                          /s/ ARTHUR ANDERSEN LLP

San Francisco, California

    June 26, 2000